UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
November 13, 2006

MARWICH II, LTD.
(Exact name of registrant as specified in its charter)

Colorado	000-51354	84-0925128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 N. LaSalle Street, Suite 2100 Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 264 -2682
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On June 23, 2006, American Ethanol, Inc. acquired 88.3% of the outstanding shares of Marwich II, Ltd. (the "Company"). As a result of this acquisition, the Company’s former independent accountants, Miller and McCollom, Certified Public Accountants, were formally dismissed as auditors for the Company and McGladrey & Pullen, LLP, Certified Public Accountants were engaged as the principal accountant to audit the financial statements of the Company. The Company’s Board of Directors believed it was appropriate to engage McGladrey & Pullen, LLP as the Company’s auditors because McGladrey & Pullen, LLP were the auditors for American Ethanol, Inc. and, therefore, familiar with the historical financial statements of American Ethanol, Inc. and its subsidiaries.

In July 2006, American Ethanol, Inc. entered into a joint venture agreement with Alcamar Oils & Fats Limited, an Indian company from which American Ethanol, Inc. is expected to derive substantially all of its revenue for the near term. As a result, McGladrey & Pullen, LLP informed American Ethanol, Inc. and the Company that it has no operations in India and that pursuant to the rules of the Securities and Exchange Commission and the PCAOB, they would be unable to audit the financial statements of American Ethanol, Inc. or the Company. As a result, effective November 13, 2006, McGladrey & Pullen, LLP resigned as both the independent auditors of American Ethanol, Inc. and the Company.

McGladrey & Pullen, LLP has not issued any audit report on the Company's financial statements. During the period between McGladrey & Pullen, LLP’s appointment as the Company’s independent auditors up to their resignation, there were no disagreements with McGladrey & Pullen, LLP, Certified Public Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Company has provided a copy of this disclosure to McGladrey & Pullen, LLP, Certified Public Accountants, and requested that they furnish them with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Company and, if not, stating the respects in which they do not agree. A copy of the former accountants' response is included as an exhibit to this report.

In conjunction with the resignation of McGladrey & Pullen, LLP, Certified Public Accountants, American Ethanol, Inc. and the Company engaged BDO Seidman, LLP, Certified Public Accountants as the principal accountant to audit the financial statements of both American Ethanol, Inc. and the Company.

Item 9.01 — Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this Report:

16.1 — Letter from McGladrey & Pullen, LLP, Certified Public Accountants to the SEC dated November 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marwich II, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARWICH II, LTD.

Date: November 15, 2006	/s/ William Maender
William Maender Chief Financial Officer